Filed Pursuant to Rule 424(b)(3)
Registration No. 333-181305-01

The information in this preliminary prospectus supplement is not complete and may be changed or withdrawn without notice. This preliminary prospectus supplement does not, and is not intended to, constitute an offer to sell or a solicitation of an offer to buy, any of these securities nor shall there be any sale of these securities or any solicitation of an offer to buy these securities in any jurisdiction in which such offer, sale or solicitation would be unlawful.

SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 2012

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 1, 2011)

$            ,000,000

Tucson Electric Power Company

% Notes due

We are offering $            ,000,000 aggregate principal amount of our         % notes due             , which we refer to as the notes. Interest on the notes will be payable semi-annually on each              and             , beginning             , 2013, and at maturity. The notes will mature on                     .

We may redeem the notes from time to time, in whole or in part, at any time prior to              at the “make-whole” redemption price, and thereafter at any time prior to maturity at par, as described in this prospectus supplement under the heading “Description of Notes—Optional Redemption”.

The notes will be our direct unsecured and unsubordinated general obligations and will rank equally with all of our other existing and future unsecured and unsubordinated debt, will be senior in right of payment to all of our future subordinated debt and will be junior to any of our existing and future secured debt, including our mortgage bonds, to the extent of the value of the collateral securing such secured debt.

The notes will initially be represented by global certificates deposited with or on behalf of The Depository Trust Company, or DTC, and registered in the name of DTC’s nominee, Cede & Co. Beneficial interests in the global certificates will be exchangeable for definitive securities only in limited circumstances. The notes will not be listed on any national securities exchange. Currently, there is no public market for the notes.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-4.

	PER NOTE		TOTAL
Public Offering Price(1)		%	$
Underwriting Discount		%	$
Proceeds to Tucson Electric Power Company (Before Expenses)		%	$

(1)	Plus accrued interest from , 2012, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form only through the facilities of DTC against payment in New York, New York on or about             , 2012.

J.P. Morgan	Mitsubishi UFJ Securities

Scotiabank	US Bancorp	Comerica Securities

The date of this prospectus supplement is September     , 2012.

Prospectus Supplement

Prospectus

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY NOTES OFFERED HEREBY BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS OR THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part, this prospectus supplement, describes the specific terms of the notes we are offering. The second part, the accompanying prospectus and the documents incorporated by reference, describes our business and gives more general information, some of which may not apply to the notes we are offering in this prospectus supplement. You should read this prospectus supplement together with the accompanying prospectus and the documents incorporated by reference before making a decision to invest in the notes. If the information in this prospectus supplement or the information incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus, the information in this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement that was filed by us with the Securities and Exchange Commission (“SEC”) as a wholly-owned subsidiary of UNS Energy Corporation (formerly known as UniSource Energy Corporation), which is a “well-known seasoned issuer”. Under the shelf registration process, we may, from time to time, issue and sell to the public the securities described in the accompanying prospectus, including the notes, up to an indeterminate amount, of which this offering is a part. In this prospectus supplement, we provide you with specific information about the terms of the notes and this offering.

You should rely only on the information incorporated by reference or provided in this prospectus supplement, the accompanying prospectus and any written communication from us or the underwriters specifying the final terms of the offering. We have not, nor have any underwriters or dealers, authorized anyone else to provide you with different information about us or the debt securities. We are not, nor are any underwriters or dealers, making an offer of the notes in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any written communication from us or the underwriters specifying the final terms of the offering is accurate as of any date other than the date on the front of those documents or that the documents incorporated by reference in this prospectus supplement, the accompanying prospectus or any written communication from us or the underwriters specifying the final terms of the offering are accurate as of any date other than the date those documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We caution you that this prospectus supplement and the periodic reports and other documents that are incorporated by reference in this prospectus supplement contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. We are including the following cautionary statements to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by us in this prospectus supplement and the periodic reports and other documents that are incorporated by reference in this prospectus supplement. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not statements of historical facts. Forward-looking statements may be identified by the use of words such as “anticipates”, “estimates”, “expects”, “intends”, “plans”, “predicts”, “projects”, and similar expressions. From time to time, we may publish or otherwise make available forward-looking statements of this nature. All such forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus supplement.

Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. We express our expectations, beliefs and projections in good faith and believe them to have a reasonable basis. However, we make no assurances that management’s expectations, beliefs or projections will be achieved or accomplished. We have identified the following important factors that could cause actual results to differ materially from those discussed in our forward-looking statements. These may be in addition to other factors and matters discussed in our periodic reports and other documents that are incorporated by reference in this prospectus supplement: state and federal regulatory and legislative decisions and actions, including environmental legislation and renewable energy requirements; regional

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economic and market conditions which could affect customer growth and energy usage; weather variations affecting energy usage; the cost of debt and equity capital and access to capital markets; the performance of the stock market and changing interest rate environment, which affect the value of the company’s pension and other postretirement benefit plan assets and the related contribution requirements and expense; unexpected increases in operations and maintenance expense; resolution of pending litigation matters; changes in accounting standards; changes in critical accounting estimates; the ongoing restructuring of the electric industry; changes to long-term contracts; the cost of fuel and energy supplies; cyber attacks or challenges to our information security; and performance of our generating plants.

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SUMMARY

The following summary information is qualified in its entirety by the information contained elsewhere in this prospectus supplement or the accompanying prospectus, in the documents incorporated by reference herein and in the indenture (as defined below).

We were incorporated in the State of Arizona in 1963. We are the principal operating subsidiary of UNS Energy. In 2011, our electric utility operations contributed 77% of UNS Energy’s operating revenues and comprised 82% of its assets.

We are a vertically integrated utility that provides regulated electric service to approximately 404,000 retail customers in southeastern Arizona. Our service territory covers 1,155 square miles and includes a population of approximately 1 million people in the greater Tucson metropolitan area in Pima County, as well as parts of Cochise County. We provide electric utility service to a diverse group of residential, commercial, industrial, and public sector customers. Major industries served include copper mining, cement manufacturing, defense, health care, education, military bases and other governmental entities. We also sell electricity to other utilities and power marketing entities in the western United States.

At December 31, 2011, we owned or leased 2,262 MW of net generating capability.

Our principal executive offices are located at 88 East Broadway Boulevard, Tucson, Arizona 85701. Our telephone number is (520) 571-4000.

Summary of the Offering

Issuer	Tucson Electric Power Company

Securities Offered	We are offering $ ,000,000 aggregate principal amount of our % notes due .

Maturity Date	The notes will mature on .

Interest Rate	Interest on the notes will accrue at a rate of % per annum.

Interest Payment Dates	Interest on the notes will accrue from the interest accrual date set forth on the cover of this prospectus supplement and will be payable semi-annually in arrears on each and , beginning on , 2013, and at maturity.

Optional Redemption	The notes will be redeemable, in whole or in part, at our option, at any time prior to , at a “make-whole” redemption price and thereafter at any time prior to maturity at par, as described under “Description of Notes—Optional Redemption” herein.

Security and Ranking	The notes will be our direct unsecured and unsubordinated general obligations and will rank equally with all of our other existing and future unsecured and unsubordinated debt, will be senior in right of payment to any subordinated debt that we may issue in the future and will be junior to any of our existing and future secured debt, including our mortgage bonds, to the extent of the value of the collateral securing such secured debt. Substantially all of our utility plant assets are subject to the lien and security interest created by our indenture of mortgage and deed of trust, dated as of December 1, 1992, to The Bank of New York Mellon, successor trustee, as amended and supplemented, which we refer to as our mortgage indenture. We have $423 million of mortgage bonds outstanding under the mortgage indenture. See “Description of Notes—Ranking” herein.

Limitation on Secured Debt	As long as the notes are outstanding, we will not create, issue, incur or assume any debt secured by a lien upon any of our property (other than Excepted Property, as described below), except for certain permitted secured debt, unless the notes are also secured by that lien. See “Description of Notes—Limitation on Secured Debt” herein.

Sinking Fund	There is no sinking fund for the notes.

Additional Issuances	We may from time to time, without the consent of the holders of the notes, create and issue additional notes having the same terms and conditions as the notes so that the additional issuance is consolidated and forms a single series with the previously outstanding notes.

Form and Denomination	The notes will be represented by global certificates deposited with, or on behalf of, DTC, or its nominee. For more information, see “Description of Notes—Book-Entry Only Issuance—The Depository Trust Company.” The notes will be issued in fully registered form only in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Use of Proceeds	We intend to use the net proceeds from this offering to repay amounts outstanding under our revolving credit facility, with any remaining balance to be applied to general corporate purposes. See “Use of Proceeds” herein.

Risk Factors	You should carefully read and consider, in addition to matters set forth elsewhere in this prospectus supplement, the information in the “Risk Factors” section beginning on page S-4.

Trustee and Paying Agent	U.S. Bank National Association, or the Trustee.

Governing Law	The notes and the indenture, dated as of November 1, 2011, between us and the Trustee, and the officer’s certificate supplementing the indenture and establishing the terms of the notes (which we collectively refer to herein as the indenture), will be governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS

Before investing in the notes, you should carefully consider the risks described below, as well as the other information contained in this prospectus supplement, the accompanying prospectus or incorporated by reference herein from our filings with the SEC, to which we refer you for more detailed information on our business, industry, and financial and corporate operations and structure. These are risks we consider to be material to your decision whether to invest in the notes. There may be risks that you view in a different way than we do, and we may omit a risk that we consider immaterial, but you consider important. If any of the following risks occur, our business, financial condition or results of operations could be materially harmed. In that case, the value or trading price of the notes could decline, and you could lose part or all of your investment.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

For a discussion of these risks please see the risk factors contained under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 and under the caption “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

RISKS RELATED TO THIS OFFERING

We may be able to issue substantially more debt.

The indenture does not limit the amount of unsecured indebtedness we may issue. The indenture also permits us to incur additional secured debt, subject to certain limitations, as described further under “Description of Notes – Limitation on Secured Debt” herein.

In the event of a bankruptcy or insolvency, holders of our secured indebtedness and other secured obligations will have a prior secured claim to any collateral securing such indebtedness or other obligations.

Holders of our secured indebtedness, including our mortgage bonds, will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing that other indebtedness. Under our mortgage indenture we have issued secured debt and may issue additional secured debt. Substantially all of our utility plant assets are subject to the lien and security interest created by our mortgage indenture. We have $423 million aggregate principal amount of mortgage bonds outstanding under our mortgage indenture and may, subject to the conditions of the mortgage indenture and the limitations described under “Description of Notes — Limitation on Secured Debt”, issue additional mortgage bonds.

Accordingly, in the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of secured indebtedness will have a prior claim to those of our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our unsecured and unsubordinated indebtedness that is deemed to be of the same class as the notes, and potentially with all our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes.

If an active trading market does not develop for the notes, you may be unable to sell the notes or to sell them at a price you deem sufficient.

The notes will be new securities for which there is no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or to arrange for the notes to be quoted on any automated system. We provide no assurance as to:

•	the liquidity of any trading market that may develop for the notes;

•	the ability of holders to sell their notes; or

•	the price at which holders would be able to sell their notes.

Even if a trading market develops, the notes may trade at higher or lower prices than their principal amount or purchase price. If a market for the notes does not develop, purchasers may be unable to resell the notes for an extended period of time. Consequently, a holder of notes may not be able to liquidate its investment readily, and the notes may not be readily accepted as collateral for loans. In addition, market-making activities will be subject to restrictions under the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act.

CAPITALIZATION

You should read the information set forth below as to our consolidated capitalization in conjunction with our historical financial statements and the related notes and other financial information contained in the documents incorporated by reference into this prospectus supplement.

	June 30, 2012
	(Dollars in thousands)
	(Unaudited)
Common Stockholder’s Equity	$845,982	38%
Capital Lease Obligations	276,524	13%
Long-Term Debt	1,073,878	49%

Total Capitalization	$2,196,384	100%

SELECTED FINANCIAL DATA

You should read our selected financial data set forth below in conjunction with our historical consolidated financial statements and the related notes and other financial information contained in the documents incorporated by reference into this prospectus supplement.

	Year Ended December 31,					Six Months Ended June 30, 2012
	2007	2008	2009	2010	2011
						(Unaudited)
	(Dollars in thousands)
Operating Revenues	$1,070,789	$1,092,148	$1,099,338	$1,125,267	$1,156,386	$523,397
Operating Income	187,317	107,215	217,333	254,031	229,381	76,103
Net Income	55,591	7,206	90,688	108,260	85,334	20,449
Total Assets	2,567,808	2,847,408	2,922,062	3,075,978	3,277,661	3,366,943
Long-Term Debt and Capital Lease Obligations	1,213,584	1,416,985	1,391,926	1,432,689	1,433,093	1,350,402

USE OF PROCEEDS

We estimate that our net proceeds from the issuance and sale of the notes, after deducting the underwriting discount and estimated expenses, will be approximately $             million. As of September 7, 2012, we had $72 million outstanding on our revolving credit facility (the “revolver”) bearing an interest rate of 1.36%. We intend to use the net proceeds from this offering to repay all amounts outstanding on the revolver, with any remaining proceeds to be applied to general corporate purposes. During the first six months of 2012, the average interest rate on the revolver ranged from 1.37% to 1.64%.

DESCRIPTION OF NOTES

The following description is a summary of certain of the terms of the notes and the indenture. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirely by reference to, the indenture and the form of certificates evidencing the notes, which are available upon request from us, and the Trust Indenture Act of 1939, as amended. Capitalized terms that are used in the following summary but not defined have the meanings given to those terms in the indenture. The numerical references appearing in parentheses in the following summary are to sections of the indenture.

In this “Description of Notes” section, references to “we,” “our” and “us” mean Tucson Electric Power Company excluding, unless otherwise expressly stated, its subsidiaries.

General

We are offering $             million aggregate principal amount of our         % notes due             .

We will issue the notes as a series of debt securities under the indenture. The notes and all other debt securities issued under the indenture are collectively referred to herein as “Indenture Securities.” The specific terms of each series of Indenture Securities, including the notes, will be established by an officer’s certificate or a supplemental indenture. For the purposes of this section, any reference to the “indenture” shall generally mean the indenture as supplemented by the officer’s certificate relating to the notes.

The indenture permits us to issue an unlimited amount of Indenture Securities from time to time in one or more series. All Indenture Securities of any one series need not be issued at the same time, and, unless restricted, a series may be reopened for issuances of additional Indenture Securities of such series. This means that we may from time to time, without the consent of the holders of the outstanding notes, create and issue further Indenture Securities having the same terms and conditions as the notes in all respects, except for issue date, price to public and, if applicable, the initial interest payment. These additional Indenture Securities will be consolidated with, and will form a single series with, the previously outstanding notes.

The notes will be issued in fully registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The notes will be denominated and payable in U.S. dollars.

The notes will be issued in book-entry form and will be evidenced by a registered global certificate or certificates without coupons, which we sometimes refer to as the “global securities,” registered in the name of Cede & Co., as nominee for DTC. Holders of interests in global securities will not be entitled to receive notes in definitive certificated form registered in their names except in the limited circumstances described below. See “— Book-Entry Only Issuance — The Depository Trust Company” for a summary of selected provisions applicable to the depositary arrangements.

The notes will not be subject to a sinking fund and will not be subject to redemption or purchase by us prior to maturity at the option of holders. The indenture does not contain any provisions that are intended to protect holders of notes in the event of a highly-leveraged or similar transaction involving us, whether or not in connection with a change of control. Except for the limitations on the issuance of secured debt described under “Limitation on Secured Debt” below, the indenture does not limit the incurrence of debt by us or any of our subsidiaries.

Interest and Interest Payment Dates

Interest on the notes will:

•	be paid at the rate of % per annum;

•	be payable in U.S. dollars;

•	be payable semi-annually in arrears on and of each year, commencing , 2013, and at maturity;

•	be computed on the basis of a 360-day year consisting of twelve 30-day months and for any interest period shorter than a full month, on the basis of the actual number of days elapsed in such period;

•	originally accrue from, and include, the interest accrual date set forth on the cover of this prospectus supplement; and

•

be paid to the Persons in whose names the notes are registered at the close of business on the Business Day immediately preceding such interest payment date so long as all of the notes of that series remain in book-entry only form, or on the 15th calendar day immediately preceding each interest payment date with respect to any notes that do not remain in book-entry only form.

We have agreed to pay interest on any overdue principal and, if such payment is enforceable under applicable law, on any overdue installment of interest on the notes at the applicable rate then borne by the notes to holders of record at the close of business on the Business Day immediately preceding our payment of such interest.

If an interest payment date, a redemption date or the maturity date falls on a day that is not a Business Day, then the payment of principal, premium, if any, or interest, as the case may be, due on that date need not be made on that date, but may be made on the next succeeding Business Day with the same force and effect as if made on that interest payment date, redemption date or maturity date, as the case may be, and no interest will accrue for the period after that date.

Ranking

The notes will be our direct unsecured and unsubordinated general obligations and will rank equally with all of our other existing and future unsecured and unsubordinated debt, will be senior in right of payment to any subordinated debt that we may issue in the future and will be junior to any of our existing and future secured debt, including our mortgage bonds, to the extent of the value of the collateral securing such secured debt. Substantially all of our utility plant assets are subject to the lien and security interest created by our mortgage indenture. We have $423 million of mortgage bonds outstanding under the mortgage indenture. The existing and any future mortgage bonds are senior to the notes. The indenture does not limit the amount of debt that may be issued under the indenture or the amount of any other debt that would rank pari passu with the notes. Limitations on the issuance of secured debt are described under “Limitation on Secured Debt” below.

Optional Redemption

At any time prior to             , we may redeem the notes, in whole or in part, on not less than 30 nor more than 60 days’ notice, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes being redeemed, and

•

as determined by the Independent Investment Banker the sum of the present values of the remaining scheduled payments of principal of and interest on the notes being redeemed (excluding the portion of any such interest accrued to the redemption date), discounted (for purposes of determining such present values) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus         %,

plus, in each case, accrued and unpaid interest thereon to the redemption date.

At any time on or after             , we may redeem the notes, in whole or in part, on not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date.

If less than all of the notes are to be redeemed at our option, the trustee will select, in a manner it deems fair and appropriate, the notes or portions of the notes to be redeemed. However, if, as indicated in an officer’s certificate, we have offered to purchase all or any principal amount of the notes then outstanding, and less than all of the notes as to which such offer was made have been tendered to us for such purchase, the trustee, if so directed by us, will select for redemption all or any principal amount of such notes which have not been so tendered.

Upon payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

Certain Definitions

“Adjusted Treasury Rate” means, with respect to any redemption date:

(1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

(2) if such release (or any successor release) is not published during the week preceding the calculation date for the Adjusted Treasury Rate or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

“Business Day” means any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the trustee is closed for business.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of five Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest such Reference Treasury Dealer Quotations or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers that we appoint to act as the Independent Investment Banker from time to time or, if any of such firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by us.

“Reference Treasury Dealer” means a primary U.S. Government securities dealer appointed by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Conditional Notice of Redemption

If at the time notice of redemption is given, the redemption moneys are not on deposit with the trustee, then the redemption may be made subject to receipt of such monies by the trustee on or before the redemption date, and such notice shall be of no effect unless such moneys are received.

Payment and Paying Agents

Interest on the notes payable on each interest payment date will be paid to the Person in whose name that note is registered as of the close of business on the regular record date for the interest payment date, which will be the close of business on the Business Day immediately preceding such interest payment date so long as all of the notes of the same series as that note remain in book-entry only form, or on the 15th calendar day immediately preceding each interest payment date if any of the notes of that series do not remain in book-entry only form. However, interest payable at maturity will be paid to the Person to whom the principal is paid. If there has been a default in the payment of interest on any note, other than at maturity, the defaulted interest may be paid to the holder of such note as of the close of business on a date between 10 and 15 days before the date proposed by us for payment of such defaulted interest and not less than 10 days after receipt by the trustee of the notice of the proposed payment. (Indenture, Section 307.)

Principal, premium, if any, and interest on the notes at maturity will be payable upon presentation of the notes at the corporate trust office of U.S. Bank National Association, in The City of New York, as our paying agent. We may change the place of payment on the notes, and may appoint one or more additional paying agents (including ourselves) and may remove any paying agent, all at our discretion after giving prompt written notice to the trustee and prompt notice to the holders. (Indenture, Section 602.)

We will pay principal, premium, if any, and interest due on the notes in the form of global securities to DTC or its nominee in immediately available funds. DTC will then make payment to its participants for disbursement to the beneficial owners of the notes as described under “— Book-Entry Only Issuance — The Depository Trust Company.”

Registration and Transfer

The transfer of notes may be registered, and notes may be exchanged for other notes of the same series, of authorized denominations and with the same terms and principal amount, at the offices of the trustee in The City of New York. We may change the place for registration of transfer and exchange of the notes and may designate additional places for registration and exchange after giving prompt written notice to the trustee and prompt notice to the holders. (Indenture, Section 602.) No service charge will be made for any transfer or exchange of the notes. However, we may require payment to cover any tax or other governmental charge that may be imposed. We will not be required to execute or to provide for the registration of transfer of, or the exchange of, (a) any notes during the 15 days before giving any notice of redemption, (b) any note during the 15 days before an interest payment date or (c) any note selected for redemption except the unredeemed portion of any note being redeemed in part. (Indenture, Section 305.)

Limitation on Secured Debt

So long as any Indenture Securities of any series remain outstanding with respect to which this covenant is specified as benefitting, we will not create, issue, incur or assume any Secured Debt other than Permitted Secured Debt (in each case as defined below); provided, that this covenant will not prohibit the creation, issuance, incurrence or assumption of any Secured Debt if either:

(a) we make effective provision whereby all Indenture Securities then outstanding shall be secured equally and ratably with such Secured Debt through the Release Date (as defined below); or

(b) we deliver to the trustee to hold through the Release Date bonds, notes or other evidences of indebtedness secured by the Lien (as defined below) which secures such Secured Debt in an aggregate principal amount equal to the aggregate principal amount of the Indenture Securities then outstanding and meeting certain other requirements set forth in the indenture.

This covenant is included in the indenture solely for the benefit of series of Indenture Securities which are designated as “Benefitted Securities” as contemplated by the indenture. The notes being offered hereby will be designated as Benefitted Securities.

Certain Definitions

“Capital Lease Obligations” means obligations under any of our lease agreements (including any lease intended as security) which, under generally accepted accounting principles as in effect at the time such lease is entered, are required to be capitalized on our balance sheet and which shall include the Existing Capital Lease Obligations.

“Debt” means:

(i) our indebtedness for borrowed money evidenced by a bond, debenture, note or other written instrument or agreement by which we are obligated to repay such borrowed money;

(ii) any guaranty by us of any such indebtedness of another Person; and

(iii) Capital Lease Obligations.

“Debt” does not include, among other things, (x) our indebtedness under any installment sale or conditional sale agreement or any other agreement relating to indebtedness for the deferred purchase price of property or services, (y) our obligations under any lease agreement which are not Capital Lease Obligations, or (z) liabilities secured by any Lien on any property owned by us if and to the extent that we have not assumed or otherwise become liable for the payment thereof.

“Excepted Property” includes, among other things, cash, deposit accounts, securities accounts, securities entitlements, commodity accounts, securities; contracts, leases and other agreements of all kinds; contract rights, bills, notes and other instruments; revenues, accounts and accounts receivable and unbilled revenues, claims, demands and judgments; governmental and other licenses, permits, franchises, consents and allowances; certain intellectual property rights and other general intangibles; vehicles, movable equipment and aircraft; all goods, stock in trade, wares, merchandise and inventory held for sale or lease in the ordinary course of business; materials, supplies, inventory and other personal property consumable in the operation of any of our property; fuel; portable tools and equipment; furniture and furnishings; computers and data processing, telecommunications and other facilities used primarily for administrative or clerical purposes or are otherwise not necessary for the operation or maintenance of electric, gas or water utility facilities; coal, ore, gas, oil and other minerals and timber; electric energy, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by us; real property, gas wells, pipe lines, and other facilities used primarily for the production or gathering of natural gas; all property which is the subject of a lease agreement designating us as lessee and the our interest in such property and such lease agreement, except for the property which is subject to a lease agreement for which our obligations under such lease are Capital Lease Obligations; and all property that is not located in the State of Arizona or the State of New Mexico and is not used by us in the business of the generation, transmission and/or distribution of electric energy.

“Existing Capital Lease Obligations” means our obligations under the lease agreements which were capitalized on our consolidated balance sheet as of September 30, 2011.

“Lien” means any mortgage, deed of trust, pledge, security interest, conditional sale or other title retention agreement or any lease in the nature thereof.

“Mortgage Bonds” means bonds, notes or other obligations issued under a Mortgage Indenture.

“Mortgage Indenture” means (i) our mortgage indenture, as such indenture has been heretofore and is hereafter amended and supplemented and (ii) any other indenture, mortgage and/or deed of trust (a) executed and delivered by us subsequent to the date of the indenture in which we grant a lien on our properties used in the generation, transmission and/or distribution of electric energy, whether such indenture, mortgage or deed of trust is in addition to, or in replacement of, our mortgage indenture and (b) which has been designated by us in a written notice to the trustee as a “Mortgage Indenture”.

“Permitted Secured Debt” means, as of any particular time, any of the following:

(i) Secured Debt which matures less than one year from the date of the issuance or incurrence thereof and is not extendible at the option of the issuer; and any refundings, refinancings and/or replacements of any such Secured Debt by or with similar Secured Debt;

(ii) Secured Debt secured by Purchase Money Liens or any other Liens existing or placed upon property at the time of, or within one hundred eighty (180) days after, the acquisition thereof by us, and any refundings, refinancings and/or replacements of any such Secured Debt; provided, however, that no such Purchase Money Lien or other Lien shall extend to or cover any of our property other than (A) the property so acquired and improvements, extensions and additions to such property and renewals, replacements and substitutions of or for such property or any part or parts thereof and (B) with respect to Purchase Money Liens, other property subsequently acquired by us;

(iii) Secured Debt originally issued by an entity with or into which we merge or consolidate which is secured by a Lien existing at the time of such merger or consolidation, and any refundings, refinancings and/or replacements of any such Secured Debt; provided, however, that no such Lien shall extend to or cover any of our property (as constituted immediately prior to such merger or consolidation) other than the property subject to such Liens immediately prior to such merger or consolidation and improvements, extensions and additions to such property and renewals, replacements and substitutions of or for such property or any part or parts thereof;

(iv) the Mortgage Bonds issued and outstanding as of the date of the initial issuance of the first series of Benefitted Securities issued under the indenture and any refundings, refinancings and/or replacements of any such Mortgage Bonds within forty-five (45) days of the retirement of such Mortgage Bonds by or with other Mortgage Bonds (which Mortgage Bonds may evidence or secure our other Debt);

(v) the Existing Capital Lease Obligations;

(vi) Secured Debt relating to governmental obligations the interest on which is not included in gross income for purposes of federal income taxation, issued for the purpose of financing or refinancing, in whole or in part, costs of acquisition or construction of property to be used by us, to the extent that the Lien which secures such Secured Debt is required either by applicable law or by the issuer of such governmental obligations or is otherwise necessary in order to establish or maintain such exclusion from gross income; and any refundings, refinancings and/or replacements of any such Secured Debt by or with similar Secured Debt;

(vii) Secured Debt (A) which is related to the construction or acquisition of property not previously owned by us or (B) which is related to the financing of a project involving the development or expansion of our property and (C) in either case, the obligee in respect of which has no recourse to us or any of our property other than the property constructed or acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (or the proceeds of such property or such project); and any refundings, refinancings and/or replacements of any such Secured Debt by or with Secured Debt described in clause (C) above;

(viii) Secured Debt permitted under clause (b) of the first paragraph under this heading “Limitation on Secured Debt”; and

(ix) in addition to the Permitted Secured Debt described in clauses (i) through (viii) above, Secured Debt not otherwise permitted constituting “Permitted Secured Debt” in an aggregate principal amount not exceeding the greater of (a) 10% of our Tangible Assets and (b) 10% of Total Capitalization, each as shown on our consolidated balance sheet dated as of the end of our latest fiscal quarter prior to the date of the creation, issuance, incurrence or assumption of such Secured Debt. Based upon our consolidated balance sheet as of June 30, 2012, approximately $335 million aggregate principal amount of Secured Debt would be permitted by the provisions described in this clause.

“Person” means any individual, corporation (as defined in the indenture), partnership, limited liability partnership, joint venture, trust or unincorporated organization or any governmental authority.

“Purchase Money Lien” means, with respect to any property being acquired by us, a Lien on such property which

(i) is taken or retained by the transferor of such property to secure all or part of the purchase price thereof;

(ii) is granted to one or more Persons other than the transferor which, by making advances or incurring an obligation, give value to enable the grantor of such Lien to acquire rights in or the use of such property;

(iii) is held by a trustee or agent for the benefit of one or more Persons described in clause (i) or (ii) above, provided that such Lien may be held, in addition, for the benefit of one or more other Persons which shall have theretofore given, or may thereafter give, value to or for the benefit or account of the grantor of such Lien for one or more other purposes; or

(iv) otherwise constitutes a purchase money mortgage or a purchase money security interest under applicable law;

and, without limiting the generality of the foregoing, for purposes of the indenture, the term Purchase Money Lien will be deemed to include any Lien described above whether or not such Lien (A) shall permit the issuance or other incurrence of additional indebtedness secured by such Lien on such property, (B) shall permit the subjection to such Lien of additional property and the issuance or other incurrence of additional indebtedness on the basis thereof and/or (C) shall have been granted prior to the acquisition of such property, shall attach to or otherwise cover property other than the property being acquired and/or shall secure obligations issued prior and/or subsequent to the issuance of the obligations delivered in connection with such acquisition.

“Release Date” means the date, if any, following the election by us of either of the alternatives described in clause (a) or (b) of the first paragraph under this heading “Limitation on Secured Debt” on which either no Benefitted Securities shall remain outstanding or no Secured Debt is then outstanding (other than the Indenture Securities) that, following the Release Date, will benefit from the Lien then securing the Indenture Securities or bonds, notes or other evidences of indebtedness described in such clause (b) held by the trustee.

“San Carlos” means San Carlos Resources Inc. At the date of this prospectus supplement, San Carlos is our direct, wholly-owned subsidiary which holds title to Unit 2 of the Springerville Generation Station. For purposes of the limitation on Secured Debt described under this heading, as long as San Carlos remains, directly or indirectly, our majority-owned subsidiary, the provisions of the limitations on Secured Debt described under this heading will apply to Debt of San Carlos and Liens on the property of San Carlos, and the capital stock of San Carlos held by us will not be deemed to be Excepted Property.

“Secured Debt” means Debt created, issued, incurred or assumed by us which is secured by a Lien upon any of our property (other than Excepted Property), real, personal or mixed, of whatever kind or nature and wherever located, whether owned at the date of the initial authentication and delivery of the Indenture Securities or thereafter acquired. For the purpose of the limitation on Secured Debt covenant described under this heading, any of our Capitalized Lease Obligations will be deemed to be Debt secured by the Lien on our property.

“Tangible Assets” means (i) total assets of us and our consolidated subsidiaries minus (ii) the aggregate amount of all intangible assets (other than intangible assets the cost of which is expected by us to be recovered through revenues from the sale of electrical capacity and/or energy or the provision of related services), in each case as shown on our consolidated balance sheet, all as determined in accordance with generally accepted accounting principles as applied to entities conducting the same businesses as us.

“Total Capitalization” means the total of all the following items appearing on, or included in, our consolidated balance sheet; (i) liabilities for indebtedness maturing more than 12 months from the date of determination, and (ii) common stock, common stock expense, accumulated other comprehensive income or loss, preferred stock, preference stock, premium on common stock and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of our shares held in our treasury, if any, all as determined in accordance with generally accepted accounting principles as applied to entities conducting the same businesses as us.

(Indenture, Section 605.)

Satisfaction and Discharge

Subject to certain conditions (including conditions set forth in the officer’s certificate establishing the notes), we will be discharged from our obligations in respect of the notes if we irrevocably deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums when due on the stated maturity date or a redemption date of such notes. (Indenture, Section 701.)

Consolidation, Merger and Sale of Assets

The indenture provides that we may not consolidate with or merge into any other Person or convey, transfer or lease our properties and assets substantially as an entirety to any corporation (as defined in the indenture), unless:

•

the surviving or successor entity or an entity which acquires by conveyance or transfer or which leases our properties and assets substantially as an entirety is a corporation organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia and it expressly assumes our obligations on all Indenture Securities, including the notes, and under the indenture;

•

immediately after giving effect to the transaction, no event of default under the indenture or no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	we have delivered to the trustee an officer’s certificate and an opinion of counsel as provided in the indenture.

For purposes of the indenture, the conveyance, other transfer, or lease by us of all of our facilities (a) for the generation of electric energy, (b) for the transmission of electric energy or (c) for the distribution of electric energy, in each case considered alone, or all of our facilities described in clauses (a) and (b), considered together, or all of our facilities described in clauses (b) and (c), considered together, shall in no event be deemed to constitute a conveyance or other transfer of all of our properties, as or substantially as an entirety, unless, immediately following such conveyance, transfer or lease, we shall own no unleased properties in the other such categories of property not so conveyed or otherwise transferred or leased. (Indenture, Section 1101.)

Upon the consummation of any such transaction, the surviving or successor entity will succeed to our rights and powers under the indenture and, except in the case of a lease, we shall be relieved of all obligations and covenants under the indenture and the outstanding Indenture Securities. (Indenture, Section 1102.) The terms of the indenture do not restrict us in, among other situations, a merger in which we are the surviving entity. (Indenture, Section 1103.)

Events of Default

“Event of default” when used in the indenture with respect to any series of Indenture Securities, including the notes, means any of the following:

•	failure to pay interest on any Indenture Security for 30 days after it is due and payable;

•	failure to pay the principal of or any premium on any Indenture Security when due and payable;

•

failure to perform any other covenant in the indenture, other than a covenant that does not relate to that series of Indenture Securities, that continues for 90 days after we receive written notice from the trustee, or we and the trustee receive a written notice from the holders of 33% in aggregate principal amount of the Indenture Securities of that series; or

•	events of bankruptcy, insolvency or reorganization relating to us specified in the indenture.

In the case of the third event of default listed above, the trustee may extend the grace period. In addition, if registered owners of a particular series have given a notice of default, then registered owners of at least the same percentage of Indenture Securities of that series, together with the trustee, may also extend the grace period. The grace period will be automatically extended if we have initiated and are diligently pursuing corrective action and we have given a written notice of such corrective action to the trustee within such period. (Indenture, Section 801.)

The trustee shall give notice of any default with respect to any Indenture Securities of any series to holders of Indenture Securities of such series in a manner and to the extent required by the Trust Indenture Act of 1939. However, except in the case of a default in the payment of principal, premium or interest on any Indenture Security or in the payment of any sinking fund deposit with respect to any Indenture Security, the Trustee may withhold such notice if it is determined in good faith that the withholding of such notice would be in the interests of the holders of Indenture Securities of such series. (Indenture, Section 902.)

Remedies

Acceleration of Maturity

If an event of default applicable to the Indenture Securities of any series but not applicable to other series of outstanding Indenture Securities occurs and continues, either the trustee or the holders of a majority in aggregate principal amount of the Indenture Securities of such series may then declare the principal amount of all Indenture Securities of such series and interest accrued thereon to be due and payable immediately. However, under the indenture, some Indenture Securities may provide for a specified amount less than their entire principal amount to be due and payable upon that declaration. These Indenture Securities are defined as “Discount Securities” in the indenture.

If an event of default applicable to outstanding Indenture Securities of more than one series exists, either the trustee or the holders of a majority in aggregate principal amount of all Indenture Securities then outstanding of all such series, considered as one class, and not the holders of the Indenture Securities of any one of such series, may declare the principal of all Indenture Securities of all such series and interest accrued thereon to be due and payable immediately. As a consequence of each such declaration with respect to Indenture Securities of any series, the principal amount of, or specified portion thereof in the case of Discount Securities, such Indenture Securities and interest accrued thereon shall become due and payable immediately.

Rescission of Acceleration

At any time after a declaration of acceleration with respect to the Indenture Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the event of default under the indenture giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be considered automatically rescinded and annulled, if:

•	we have paid or deposited with the trustee a sum sufficient to pay:

(i)	all overdue interest on all Indenture Securities of the series;

(ii)	the principal of and premium, if any, on any Indenture Securities of the series, which have otherwise become due and interest thereon that is currently due;

(iii)	interest on overdue interest, to the extent payment is lawful; and

(iv)	all amounts due to the trustee under the indenture; and

•

any other event of default under the indenture with respect to the Indenture Securities of that series, other than the non-payment of principal of such series which shall have become due solely by such declaration of acceleration, has been cured or waived as provided in the indenture.

However, no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or impair any related right. (Indenture, Section 802.)

Control by Holders

Subject to the indenture, if an Event of Default with respect to the Indenture Securities of any one series occurs and is continuing, the holders of a majority in principal amount of the outstanding Indenture Securities of that series will have the right to

•	direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or

•	exercise any trust or power conferred on the Trustee with respect to the Indenture Securities of such series.

If an Event of Default is continuing with respect to the more than one series of Indenture Securities, the holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all such series, considered as one class, will have the right to make such direction, and not the holders of the Indenture Securities of any one of such series.

The rights of holders to make direction are subject to the following limitations:

•	the holders’ directions may not conflict with any law or the indenture; and

•

the Trustee shall be entitled to receive from such holders security or indemnity satisfactory to it against such costs, expenses, and liabilities which might be incurred by it in compliance with any such direction.

(Indenture, Section 812.)

Limitation on Right to Institute Proceedings

No holder of Indenture Securities of any series will have any right to institute any proceeding under the indenture, or any remedy under the indenture, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default under the indenture;

•

the holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all series in respect of which an event of default under the indenture shall have occurred and be continuing, considered as one class, have made a written request to the trustee, and have offered indemnity to the trustee, such indemnity satisfactory to the trustee, to institute proceedings;

•	the trustee has failed to institute any proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

•

no direction inconsistent with such written request shall have been given to the trustee during that 60-day period by the holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all series in respect of which an event of default shall have occurred and be continuing, considered as one class.

No one or more of such holders shall have any right in any manner to affect or prejudice the rights of other such holders or obtain priority over other such holders. (Indenture, Section 807.)

However, these limitations do not apply to a suit by a holder of an Indenture Security for payment of the principal, premium, if any, or interest on the Indenture Security on or after the applicable due date. (Indenture, Section 808.)

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless the holders offer the trustee indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with any such direction. (Indenture, Section 903.)

Waiver of Default or Compliance

The holders of a majority in aggregate principal amount of the Indenture Securities of all series then outstanding and affected, considered as one class, may waive compliance by us with some restrictive provisions of the indenture. (Indenture, Section 607.) The holders of a majority in aggregate principal amount of the outstanding Indenture Securities of any series may waive any past default under the indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the indenture that cannot be modified or be amended without the consent of the holder of each outstanding Indenture Security of the series affected. (Indenture, Section 813.)

Modification and Waiver

Amendments Without Consent of Holders

Without the consent of any holder of Indenture Securities issued under the indenture, including holders of the notes, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the indenture and in the Indenture Securities;

•	to add additional covenants or other provisions for the benefit of the holders of all or any series of Indenture Securities or for us to surrender any right or power under the indenture;

•	to add additional events of default under the indenture for all or any series of Indenture Securities;

•

to change or eliminate or add any provision to the indenture; provided, however, if the change, elimination or addition will adversely affect the interests of the holders of Indenture Securities of any series in any material respect, the change, elimination or addition will become effective only:

(i)	when the consent of the holders of Indenture Securities of such series has been obtained in accordance with the indenture; or

(ii)	when no Indenture Securities of the affected series remain outstanding under the indenture;

•

to provide collateral security for all but not part of the Indenture Securities, which may include supplemental indentures entered into to effect the collateral provisions described in clauses (a) and (b) of the first paragraph under the heading “Limitation on Secured Debt” above;

•	to establish the form or terms of Indenture Securities of any series as permitted by the indenture;

•	to provide for the authentication and delivery of bearer securities and any coupons appertaining thereto;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to provide for the procedures required for use of a noncertificated system of registration for the Indenture Securities of all or any series;

•

to change any place where principal, premium, if any, and interest shall be payable, Indenture Securities may be surrendered for registration of transfer or exchange and notices and demands to us may be served;

•

to amend and restate the indenture as originally executed and as amended from time to time, with additions, deletions and other changes that do not adversely affect the interests of the holders of Indenture Securities of any series in any material respect; or

•

to cure any ambiguity, to correct or supplement any defect or inconsistency or to make any other changes or to add provisions with respect to matters and questions arising under the indenture; provided that such other changes or additions do not adversely affect the interests of the holders of Indenture Securities of any series in any material respect.

(Indenture, Section 1201.)

Amendments With Consent of Holders

The consent of the holders of a majority in aggregate principal amount of the Indenture Securities of all series then outstanding is required for all other modifications to the indenture. However, if less than all of the series of Indenture Securities outstanding are directly affected by a proposed supplemental indenture, then only the consent of the holders of a majority in aggregate principal amount of all series that are directly affected, considered as one class, will be required. No such amendment or modification may:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, any Indenture Security, or reduce the principal amount of any Indenture Security or its rate of interest or change the method of calculating the interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Indenture Security, without the consent of the holder;

•

reduce the percentage in principal amount of the outstanding Indenture Securities of any series the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with a provision of the indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

•

modify some of the provisions of the indenture relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the Indenture Securities of any series, without the consent of the holder of each outstanding Indenture Security affected thereby. (Indenture, Section 1202.)

An officer’s certificate or supplemental indenture which changes the indenture solely for the benefit of one or more particular series of Indenture Securities, or modifies the rights of the holders of Indenture Securities of one or more series, will not affect the rights under the indenture of the holders of the Indenture Securities of any other series. (Indenture, Section 1202 and Section 102.)

The indenture provides that Indenture Securities owned by us or any other obligor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with us or such obligor shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (Indenture, Section 101.)

We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but we shall have no obligation to do so. If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding Indenture Securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding Indenture Securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same Indenture Securities and the holder of every Indenture Security issued upon the registration of transfer of or in exchange of these Indenture Securities. A transferee will be bound by acts of the trustee or us in reliance thereon, whether or not notation of that action is made upon the Indenture Security. (Indenture, Section 104.)

Evidence of Compliance

We have agreed under the indenture to provide to the trustee, commencing May 1, 2012, an annual statement by an appropriate officer as to our compliance with all conditions and covenants under the indenture. (Indenture, Section 606.)

Duties of Trustee; Resignation or Removal of Trustee

The trustee will have, and will be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939.

The trustee may resign at any time by giving written notice to us or may be removed at any time by act of the holders of a majority in aggregate principal amount of any series of Indenture Securities then outstanding delivered to the trustee and us. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee.

So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the trustee a resolution of our Board of Directors appointing a successor trustee and such successor has accepted the appointment in accordance with the terms of the indenture, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the indenture. (Indenture, Section 910.)

Notices

Notices to holders of notes will be given by mail to the addresses of such holders as they may appear in the security register for notes. (Indenture, Section 106.)

Title

We, the trustee, and any of our agents or agents of the trustee, may treat the Person in whose name notes are registered as the absolute owner thereof, whether or not the notes may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Indenture, Section 308.)

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York. (Indenture, Section 112.)

Information about the Trustee

An affiliate of U.S. Bank National Association is the trustee under various indentures and ordinances relating to pollution control and industrial revenue development bonds issued by various government bodies, the net proceeds of which have been made available to us.

Book-Entry Only Issuance — The Depository Trust Company

The notes will be represented by one or more global certificates, or Global Certificates, which will be issued in definitive, fully registered, book-entry form. The Global Certificate will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee pursuant to a FAST Balance Certificate Agreement between DTC and the Trustee. Upon the issuance of the Global Certificates, DTC or its nominee will credit, on its internal system, the principal amount of the individual beneficial interests represented by such Global Certificate to the accounts of persons who have accounts with such depositary. Such accounts initially will be designated by or on behalf of the underwriters. Ownership of beneficial interests in a Global Certificate will be shown on, and transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Certificate for all purposes under the indenture and the notes. No beneficial owner of an interest in a Global Certificate will be able to transfer the interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture.

Payments of the principal of, premium, if any, and interest on, a Global Certificate will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither we, the Trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Certificate, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Certificate as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”. Such payments will be the responsibility of such participants and neither we, the Trustee nor any paying agent will have any responsibility therefor.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of notes. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in the notes.

DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Certificate is credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the indenture, DTC will exchange a Global Certificate for certificated notes, which it will distribute to its participants.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants). The rules applicable to DTC and its participants are on file with the SEC.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the notes represented by a Global Certificate among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depositary for a Global Certificate and a successor depositary is not appointed by us within 90 days, we will issue certificated notes, in registered form only, in exchange for a Global Certificate.

Settlement for the notes will be made by the underwriters in immediately available funds. All payments of principal and interest will be made by us in immediately available funds.

The information under this caption “— Book-Entry Only Issuance — The Depository Trust Company” concerning DTC and DTC’s book-entry system is based upon information provided by DTC. We have provided the foregoing descriptions of the operations and procedures of DTC solely as a matter of convenience. The operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. You are urged to contact DTC or its participants directly to discuss these matters.

UNDERWRITING

J.P. Morgan Securities LLC and Mitsubishi UFJ Securities (USA), Inc. are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, severally and not jointly, and we have agreed to sell to each underwriter, the principal amount of notes set forth opposite each underwriter’s name:

Underwriters	Principal Amount
J.P. Morgan Securities LLC	$
Mitsubishi UFJ Securities (USA), Inc.
Scotia Capital (USA) Inc.
U.S. Bancorp Investments, Inc.
Comerica Securities, Inc.

Total	$

The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, either the purchase commitments of non-defaulting underwriters may be increased or the offering of notes may be terminated, depending on the amount of notes to which the default relates.

The underwriters propose to offer the notes to the public initially at the public offering price on the cover page of this prospectus supplement and may offer the notes to certain securities dealers at such price less a concession not in excess of 0.     % of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.     % of the principal amount of the notes on sales to certain other brokers and dealers. After the initial offering, the offering price and other selling terms may change. The following table shows the underwriting discount we will pay to the underwriters in respect to this offering:

Per note		0.	%
Total	$

The expenses of the offering, not including the underwriting discount, are estimated to be $275,000 and are payable by us.

The underwriters are offering the notes, subject to prior sale, when, as, and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to investors and to reject orders in whole or in part.

Under the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the notes. In addition, the underwriters may bid for, and purchase, the notes in the open market to cover short positions or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above independent market levels, but no representation or prediction is made of the magnitude or the direction of any effect that the transactions described above may have on the market price of the notes. The underwriters are not required to engage in these activities, and, if commenced, may end any of these activities at any time without notice.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short-covering transactions.

The notes will be a new issue of securities for which currently there is no trading market. We do not intend to apply for the listing or quotation of the notes on any securities exchange or market. Although the underwriters have indicated that they intend to make a market in the notes in a manner permitted under applicable securities laws, the underwriters are not obligated to do so, and any such market making may be discontinued at any time without notice. In addition, market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. Accordingly, there can be no assurance as to the existence, development, maintenance, or liquidity of any trading market for the notes.

The underwriters or their respective affiliates have in the past provided, and may in the future provide, investment banking, commercial banking, financial advisory or other services to us and our affiliates for which they have received, or expect to receive, customary fees.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflict of Interest

The underwriters or their respective affiliates are lenders under our revolver which we intend to repay using the net proceeds of this offering. As a consequence the underwriters or their respective affiliates are expected to receive more than 5% of the net proceeds of the offering, and accordingly are deemed to have a conflict of interest under FINRA Rule 5121 (Public Offerings of Securities with Conflicts of Interest). As a result, the underwriters will conduct the distribution of the notes in accordance with FINRA Rule 5121 and will not confirm sales to an account over which they exercise discretionary authority without first receiving specific written approval from the account holder.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Todd C. Hixon, our Vice President and General Counsel, and by Morgan Lewis & Bockius LLP, New York, New York, our special New York counsel, and for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York.

PROSPECTUS

Tucson Electric Power Company

Unsecured Debt Securities

We may periodically offer our unsecured debt securities (the “debt securities”) in one or more series. We will determine the price and other terms of each series of securities when sold, including whether any series will be subject to redemption prior to maturity.

The debt securities will not be secured and no series of debt securities will be listed on a national securities exchange unless otherwise indicated in the prospectus supplement relating to that series.

We will make interest payments on the debt securities of each series in the amounts and on the dates specified in the applicable prospectus supplement.

This prospectus may be used to offer and sell series of debt securities only if accompanied by the prospectus supplement for that series. We will provide the specific information for each offering and the specific terms of the debt securities being offered, including their offering prices, interest rates and maturities, in a supplement to this prospectus relating to that offering. Supplements may also add, update or change the information in this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.

Investing in the debt securities offered by this prospectus involves risks. See “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer and sell the debt securities directly or through one or more underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related series of debt securities.

The date of this prospectus is May 10, 2012.

i

RISK FACTORS

Investing in our debt securities involves certain risks. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. In particular, you should carefully consider the information under the heading “Risk Factors” as well as the factors listed under the heading “Safe Harbor for Forward-Looking Statements,” in each case contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Reports on Form 10-Q which have been filed since our most recent Annual Report on Form 10-K and in any other documents we file (not furnish) with the SEC under the Exchange Act, each of which is incorporated by reference in this prospectus. You should also be aware that new risks may emerge in the future at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial condition or performance. The prospectus supplement applicable to a specific offering may contain a discussion of additional risks applicable to an investment in us and the debt securities we are offering under that prospectus supplement. Each of the risks described could result in a decrease in the value of the debt securities and your investment therein.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the United States Securities and Exchange Commission, or the SEC, as a wholly-owned subsidiary of UNS Energy Corporation, or UNS. By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the debt securities described in this prospectus. Each time we sell a series of debt securities we will provide a prospectus supplement containing a description of the debt securities we will offer and specific information about the terms of that series of debt securities and the related offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referred to under the heading “Where You Can Find More Information” in making your investment decision.

For more detailed information about the debt securities, you should read the exhibits to the registration statement. Those exhibits may be filed with the registration statement or are incorporated by reference to earlier SEC filings listed in the registration statement or will be filed as exhibits to subsequent filings that we may make under the Exchange Act that will be so incorporated by reference.

TUCSON ELECTRIC POWER COMPANY

We were incorporated in the State of Arizona in 1963. We are the principal operating subsidiary of UNS Energy (formerly known as UniSource Energy Corporation). In 2011, our electric utility operations contributed 77% of UNS Energy’s operating revenues and comprised 82% of its assets.

We are a vertically integrated utility that provides regulated electric service to approximately 404,000 retail customers in southeastern Arizona. Our service territory covers 1,155 square miles and includes a population of approximately one million people in the greater Tucson metropolitan area in Pima County, as well as parts of Cochise County. We also sell electricity to other utilities and power marketing entities in the western United States.

TEP provides electric utility service to a diverse group of residential, commercial, industrial, and public sector customers. Major industries served include copper mining, cement manufacturing, defense, health care, education, military bases and other governmental entities.

Our electric utility operations include the wholesale marketing of electricity to other utilities and power marketers. At December 31, 2011, we owned or leased 2,262 MW of net generating capability.

Our principal executive offices are located at 88 E. Broadway Boulevard, Tucson, Arizona 85701. Our telephone number is (520) 571-4000.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file reports and other information with the SEC in accordance with the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such reports and other information can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. This material is also available from the SEC’s website at http://www.sec.gov or from the website of our parent corporation, UNS Energy, at http://ir.UNSenergy.com. No information available on UNS Energy’s website, other than the reports we file with the SEC pursuant to the Exchange Act, is a part of this prospectus.

Incorporation by Reference

The rules of the SEC allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC, excluding, in each case, information deemed furnished and not filed. These documents contain important information about TEP.

•	Annual Report on Form 10-K for the year ended December 31, 2011;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2012; and

•	Current Report on Form 8-K dated March 21, 2012.

We are also incorporating by reference, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the time we terminate this offering, excluding, in each case, information deemed furnished and not filed.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at:

Tucson Electric Power Company

88 E. Broadway Boulevard

Tucson, Arizona 85701

Telephone: (520) 571-4000

You should rely only on the information incorporated by reference or provided in this prospectus, any accompanying prospectus supplement and any written communication from us specifying the final terms of the offering. We have not authorized anyone else to provide you with different information about us or the debt securities. We are not making an offer of the debt securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any written communication from us specifying the final terms of the offering is accurate as of any date other than the date on the front of those documents or that the documents incorporated by reference in this prospectus, any accompanying prospectus supplement or any written communication from us specifying the final terms of the offering are accurate as of any date other than the date those documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. You should read those ratios in connection with our consolidated financial statements, including the notes to those statements incorporated by reference in this prospectus.

	Year Ended December 31,					Three Months Ended March 31, 2012 (2)
	2007	2008	2009	2010	2011
Ratio of Earnings to Fixed Charges (1)	1.707	1.281	2.479	2.636	2.456	—

(1) Earnings are defined as pre-tax earnings from continuing operations before minority interest, or income/loss from equity method investments, plus interest charges (excluding capitalized interest) and amortization of debt discount and expense related to indebtedness. Fixed charges are interest charges (whether expensed or capitalized), including amortization of debt discount and expense on indebtedness.

(2) For the three months ended March 31, 2012, TEP’s Ratio of Earnings to Fixed Charges was less than 1.00. TEP’s earnings were deficient by $3.4 million.

USE OF PROCEEDS

Unless we state otherwise in a prospectus supplement, the net proceeds from the offering of the debt securities will be used either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The specific purposes for the proceeds of a particular series of debt securities will be described in the prospectus supplement relating to that series.

DESCRIPTION OF THE DEBT SECURITIES

General

This section summarizes terms of the unsecured debt securities (referred to herein as the “Indenture Securities”) that we may offer with this prospectus. Most of the specific terms of a series of Indenture Securities will be described in a prospectus supplement attached to this prospectus and may vary from the terms described herein. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirely by reference to, the indenture (as defined below), the form of certificates evidencing a specific series of Indenture Securities issued, the prospectus supplement relating to a specific series of Indenture Securities issued, and the Trust Indenture Act of 1939, as amended. Capitalized terms that are used in the following summary but not defined have the meanings given to those terms in the indenture. The numerical references appearing in parentheses in the following summary are to sections of the indenture.

In this “Description of the Debt Securities” section, references to “we,” “our” and “us” mean Tucson Electric Power Company excluding, unless otherwise expressly stated, its subsidiaries.

We will issue Indenture Securities under an indenture between us and U.S. Bank National Association, as trustee (the “Trustee”), dated as of November 1, 2011. The specific terms of each series of Indenture Securities will be established by an officer’s certificate or a supplemental indenture.

The indenture has been filed with the SEC and is an exhibit to the registration statement which contains this prospectus. See “WHERE YOU CAN FIND MORE INFORMATION” to find out how to locate our filings with the SEC.

There are existing series of Indenture Securities outstanding under the indenture. For current information on our debt outstanding, see our most recent annual report on Form 10-K, and our quarterly reports on Form 10-Q, if any, since such Form 10-K. See “WHERE YOU CAN FIND MORE INFORMATION.” The indenture permits us to issue an unlimited amount of Indenture Securities from time to time in one or more series. All Indenture Securities of any one series need not be issued at the same time, and, unless restricted, a series may be reopened for issuances of additional Indenture Securities of such series. This means that we may from time to time, without the consent of the holders of the outstanding Indenture Securities, create and issue further Indenture Securities having the same terms and conditions as the outstanding Indenture Securities in all respects, except for issue date, price to public and, if applicable, the initial interest payment. These additional Indenture Securities will be consolidated with, and will form a single series with, the previously outstanding Indenture Securities.

The applicable prospectus supplement will describe the terms for each specific series of Indenture Securities including:

•	title of the securities,

•	any limit on the aggregate principal amount of the Indenture Securities of that series,

•	maturity date,

•	interest rate or rates (or the method to calculate such rate),

•	remarketing provisions,

•	redemption or repurchase provisions,

•	whether the Indenture Securities will be subject to any conversion, amortization, or sinking or similar fund,

•	if other than the principal amount, the portion of the principal amount payable upon maturity (known as discounted debt securities),

•	whether, and on what terms and at what prices, the Indenture Securities may be converted into or exercised or exchanged for any other type of security, and

•	any other provisions.

Ranking

The Indenture Securities will be our direct unsecured and unsubordinated general obligations and will rank equally with all of our other existing and future unsecured and unsubordinated debt, will be senior in right of payment to any subordinated debt that we may issue in the future and will be junior to any of our existing and future secured debt, including our mortgage bonds, to the extent of the value of the collateral securing such secured debt. Substantially all of our utility plant assets are subject to the lien and security interest created by our mortgage indenture. The existing and any future mortgage bonds are senior to the Indenture Securities. The indenture does not limit the amount of debt that may be issued under the indenture or the amount of any other debt that would rank pari passu with the Indenture Securities.

Payment and Paying Agents

Unless otherwise provided in the applicable prospectus supplement, interest on Indenture Securities payable on each interest payment date will be paid to the Person in whose name the Indenture Securities are registered as of the close of business on the regular record date for the interest payment date, which will be the close of business on the Business Day immediately preceding such interest payment date so long as all of the Indenture Securities of the same series remain in book-entry only form, or on the 15th calendar day immediately preceding each interest payment date if any of the Indenture Securities of that series do not remain in book-entry only form. However, interest payable at maturity will be paid to the Person to whom the principal is paid. If there has been a default in the payment of interest on any Indenture Securities, other than at maturity, the defaulted interest may be paid to the holder of such Indenture Securities as of the close of business on a date between 10 and 15 days before the date proposed by us for payment of such defaulted interest and not less than 10 days after receipt by the trustee of the notice of the proposed payment. (Indenture, Section 307.)

Principal, premium, if any, and interest on the Indenture Securities at maturity will be payable upon presentation of the Indenture Securities at the corporate trust office of U.S. Bank National Association, in The City of New York, as our paying agent. We may change the place of payment on the Indenture Securities, and may appoint one or more additional paying agents (including ourselves) and may remove any paying agent, all at our discretion after giving prompt written notice to the trustee and prompt notice to the holders. (Indenture, Section 602.)

Unless otherwise provided in the applicable prospectus supplement, we will pay principal, premium, if any, and interest due on the Indenture Securities in the form of global securities to DTC or its nominee in immediately available funds. DTC will then make payment to its participants for disbursement to the beneficial owners of the Indenture Securities as described under “— Book-Entry Only Issuance — The Depository Trust Company.”

Registration and Transfer

The transfer of Indenture Securities may be registered, and Indenture Securities may be exchanged for other Indenture Securities of the same series, of authorized denominations and with the same terms and principal amount, at the offices of the trustee in The City of New York. We may change the place for registration of transfer and exchange of Indenture Securities and may designate additional places for registration and exchange after giving prompt written notice to the trustee and prompt notice to the holders. (Indenture, Section 602.) No service charge will be made for any transfer or exchange of Indenture Securities. However, we may require payment to cover any tax or other governmental charge that may be imposed. We will not be required to execute or to provide for the registration of transfer of, or the exchange of, (a) any Indenture Securities during the 15 days before giving any notice of redemption, (b) any Indenture Securities during the 15 days before an interest payment date or (c) any Indenture Securities selected for redemption except the unredeemed portion of any Indenture Securities being redeemed in part. (Indenture, Section 305.)

Satisfaction and Discharge

Subject to certain conditions, we will be discharged from our obligations in respect of any series of Indenture Securities if we irrevocably deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums when due on the stated maturity date or a redemption date of such Indenture Securities. (Indenture, Section 701.)

Consolidation, Merger and Sale of Assets

The indenture provides that we may not consolidate with or merge into any other Person or convey, transfer or lease our properties and assets substantially as an entirety to any corporation (as defined in the indenture), unless:

•

the surviving or successor entity or an entity which acquires by conveyance or transfer or which leases our properties and assets substantially as an entirety is a corporation organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia and it expressly assumes our obligations on all Indenture Securities and under the indenture;

•

immediately after giving effect to the transaction, no event of default under the indenture or no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	we have delivered to the trustee an officer’s certificate and an opinion of counsel as provided in the indenture.

For purposes of the indenture, the conveyance, other transfer, or lease by us of all of our facilities (a) for the generation of electric energy, (b) for the transmission of electric energy or (c) for the distribution of electric energy, in each case considered alone, or all of our facilities described in clauses (a) and (b), considered together, or all of our facilities described in clauses (b) and (c), considered together, shall in no event be deemed to constitute a conveyance or other transfer of all of our properties, as or substantially as an entirety, unless, immediately following such conveyance, transfer or lease, we shall own no unleased properties in the other such categories of property not so conveyed or otherwise transferred or leased. (Indenture, Section 1101.)

Upon the consummation of any such transaction, the surviving or successor entity will succeed to our rights and powers under the indenture and, except in the case of a lease, we shall be relieved of all obligations and covenants under the indenture and the outstanding Indenture Securities. (Indenture, Section 1102.) The terms of the indenture do not restrict us in, among other situations, a merger in which we are the surviving entity. (Indenture, Section 1103.)

Events of Default

“Event of default” when used in the indenture with respect to any series of Indenture Securities means any of the following:

•	failure to pay interest on any Indenture Security for 30 days after it is due and payable;

•	failure to pay the principal of or any premium on any Indenture Security when due and payable;

•

failure to perform any other covenant in the indenture, other than a covenant that does not relate to that series of Indenture Securities, that continues for 90 days after we receive written notice from the trustee, or we and the trustee receive a written notice from the holders of 33% in aggregate principal amount of the Indenture Securities of that series; or

•	events of bankruptcy, insolvency or reorganization relating to us specified in the indenture.

In the case of the third event of default listed above, the trustee may extend the grace period. In addition, if registered owners of a particular series have given a notice of default, then registered owners of at least the same percentage of Indenture Securities of that series, together with the trustee, may also extend the grace period. The grace period will be automatically extended if we have initiated and are diligently pursuing corrective action and we have given a written notice of such corrective action to the trustee within such period. (Indenture, Section 801.)

The trustee shall give notice of any default with respect to any Indenture Securities of any series to holders of Indenture Securities of such series in a manner and to the extent required by the Trust Indenture Act of 1939. However, except in the case of a default in the payment of principal, premium or interest on any Indenture Security or in the payment of any sinking fund deposit with respect to any Indenture Security, the Trustee may withhold such notice if it is determined in good faith that the withholding of such notice would be in the interests of the holders of Indenture Securities of such series. (Indenture, Section 902.)

Remedies

Acceleration of Maturity

If an event of default applicable to the Indenture Securities of any series but not applicable to other series of outstanding Indenture Securities occurs and continues, either the trustee or the holders of a majority in aggregate principal amount of the Indenture Securities of such series may then declare the principal amount of all Indenture Securities of such series and interest accrued thereon to be due and payable immediately. However, under the indenture, some Indenture Securities may provide for a specified amount less than their entire principal amount to be due and payable upon that declaration. These Indenture Securities are defined as “Discount Securities” in the indenture.

If an event of default applicable to outstanding Indenture Securities of more than one series exists, either the trustee or the holders of a majority in aggregate principal amount of all Indenture Securities then outstanding of all such series, considered as one class, and not the holders of the Indenture Securities of any one of such series, may declare the principal of all Indenture Securities of all such series and interest accrued thereon to be due and payable immediately. As a consequence of each such declaration with respect to Indenture Securities of any series, the principal amount of, or specified portion thereof in the case of Discount Securities, such Indenture Securities and interest accrued thereon shall become due and payable immediately.

Rescission of Acceleration

At any time after a declaration of acceleration with respect to the Indenture Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the event of default under the indenture giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be considered automatically rescinded and annulled, if:

•	we have paid or deposited with the trustee a sum sufficient to pay:

(i)	all overdue interest on all Indenture Securities of the series;

(ii)	the principal of and premium, if any, on any Indenture Securities of the series, which have otherwise become due and interest thereon that is currently due;

(iii)	interest on overdue interest, to the extent payment is lawful; and

(iv)	all amounts due to the trustee under the indenture; and

•

any other event of default under the indenture with respect to the Indenture Securities of that series, other than the non-payment of principal of such series which shall have become due solely by such declaration of acceleration, has been cured or waived as provided in the indenture.

However, no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or impair any related right. (Indenture, Section 802.)

Control by Holders

Subject to the indenture, if an Event of Default with respect to the Indenture Securities of any one series occurs and is continuing, the holders of a majority in principal amount of the outstanding Indenture Securities of that series will have the right to

•	direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or

•	exercise any trust or power conferred on the Trustee with respect to the Indenture Securities of such series.

If an Event of Default is continuing with respect to the more than one series of Indenture Securities, the holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all such series, considered as one class, will have the right to make such direction, and not the holders of the Indenture Securities of any one of such series.

The rights of holders to make direction are subject to the following limitations:

•	the holders’ directions may not conflict with any law or the indenture; and

•

the Trustee shall be entitled to receive from such holders security or indemnity satisfactory to it against such costs, expenses, and liabilities which might be incurred by it in compliance with any such direction.

(Indenture, Section 812.)

Limitation on Right to Institute Proceedings

No holder of Indenture Securities of any series will have any right to institute any proceeding under the indenture, or any remedy under the indenture, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default under the indenture;

•

the holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all series in respect of which an event of default under the indenture shall have occurred and be continuing, considered as one class, have made a written request to the trustee, and have offered indemnity to the trustee, such indemnity satisfactory to the trustee, to institute proceedings;

•	the trustee has failed to institute any proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

•

no direction inconsistent with such written request shall have been given to the trustee during that 60-day period by the holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all series in respect of which an event of default shall have occurred and be continuing, considered as one class.

No one or more of such holders shall have any right in any manner to affect or prejudice the rights of other such holders or obtain priority over other such holders. (Indenture, Section 807.)

However, these limitations do not apply to a suit by a holder of an Indenture Security for payment of the principal, premium, if any, or interest on the Indenture Security on or after the applicable due date. (Indenture, Section 808.)

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless the holders offer the trustee indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with any such direction. (Indenture, Section 903.)

Waiver of Default or Compliance

The holders of a majority in aggregate principal amount of the Indenture Securities of all series then outstanding and affected, considered as one class, may waive compliance by us with some restrictive provisions of the indenture. (Indenture, Section 607.) The holders of a majority in aggregate principal amount of the outstanding Indenture Securities of any series may waive any past default under the indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the indenture that cannot be modified or be amended without the consent of the holder of each outstanding Indenture Security of the series affected. (Indenture, Section 813.)

Modification and Waiver

Amendments Without Consent of Holders

Without the consent of any holder of Indenture Securities issued under the indenture, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the indenture and in the Indenture Securities;

•	to add additional covenants or other provisions for the benefit of the holders of all or any series of Indenture Securities or for us to surrender any right or power under the indenture;

•	to add additional events of default under the indenture for all or any series of Indenture Securities;

•

to change or eliminate or add any provision to the indenture; provided, however, if the change, elimination or addition will adversely affect the interests of the holders of Indenture Securities of any series in any material respect, the change, elimination or addition will become effective only:

(i)	when the consent of the holders of Indenture Securities of such series has been obtained in accordance with the indenture; or

(ii)	when no Indenture Securities of the affected series remain outstanding under the indenture;

•

to provide collateral security for all but not part of the Indenture Securities, which may include supplemental indentures entered into to effect the collateral provisions described in clauses (a) and (b) of the first paragraph under the heading “Limitation on Secured Debt” above;

•	to establish the form or terms of Indenture Securities of any series as permitted by the indenture;

•	to provide for the authentication and delivery of bearer securities and any coupons appertaining thereto;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to provide for the procedures required for use of a noncertificated system of registration for the Indenture Securities of all or any series;

•

to change any place where principal, premium, if any, and interest shall be payable, Indenture Securities may be surrendered for registration of transfer or exchange and notices and demands to us may be served;

•

to amend and restate the indenture as originally executed and as amended from time to time, with additions, deletions and other changes that do not adversely affect the interests of the holders of Indenture Securities of any series in any material respect; or

•

to cure any ambiguity, to correct or supplement any defect or inconsistency or to make any other changes or to add provisions with respect to matters and questions arising under the indenture; provided that such other changes or additions do not adversely affect the interests of the holders of Indenture Securities of any series in any material respect.

(Indenture, Section 1201.)

Amendments With Consent of Holders

The consent of the holders of a majority in aggregate principal amount of the Indenture Securities of all series then outstanding is required for all other modifications to the indenture. However, if less than all of the series of Indenture Securities outstanding are directly affected by a proposed supplemental indenture, then only the consent of the holders of a majority in aggregate principal amount of all series that are directly affected, considered as one class, will be required. No such amendment or modification may:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, any Indenture Security, or reduce the principal amount of any Indenture Security or its rate of interest or change the method of calculating the interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Indenture Security, without the consent of the holder;

•

reduce the percentage in principal amount of the outstanding Indenture Securities of any series the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with a provision of the indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

•

modify some of the provisions of the indenture relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the Indenture Securities of any series, without the consent of the holder of each outstanding Indenture Security affected thereby. (Indenture, Section 1202.)

An officer’s certificate or supplemental indenture which changes the indenture solely for the benefit of one or more particular series of Indenture Securities, or modifies the rights of the holders of Indenture Securities of one or more series, will not affect the rights under the indenture of the holders of the Indenture Securities of any other series. (Indenture, Section 1202 and Section 102.)

The indenture provides that Indenture Securities owned by us or any other obligor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with us or such obligor shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (Indenture, Section 101.)

We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but we shall have no obligation to do so. If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding Indenture Securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding Indenture Securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same Indenture Securities and the holder of every Indenture Security issued upon the registration of transfer of or in exchange of these Indenture Securities. A transferee will be bound by acts of the trustee or us in reliance thereon, whether or not notation of that action is made upon the Indenture Security. (Indenture, Section 104.)

Evidence of Compliance

We have agreed under the indenture to provide to the trustee an annual statement by an appropriate officer as to our compliance with all conditions and covenants under the indenture. (Indenture, Section 606.)

Duties of Trustee; Resignation or Removal of Trustee

The trustee will have, and will be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939.

The trustee may resign at any time by giving written notice to us or may be removed at any time by act of the holders of a majority in aggregate principal amount of any series of Indenture Securities then outstanding delivered to the trustee and us. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee.

So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the trustee a resolution of our Board of Directors appointing a successor trustee and such successor has accepted the appointment in accordance with the terms of the indenture, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the indenture. (Indenture, Section 910.)

Notices

Notices to holders of Indenture Securities will be given by mail to the addresses of such holders as they may appear in the security register for Indenture Securities. (Indenture, Section 106.)

Title

We, the trustee, and any of our agents or agents of the trustee, may treat the Person in whose name Indenture Securities are registered as the absolute owner thereof, whether or not the Indenture Securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Indenture, Section 308.)

Governing Law

The indenture and the Indenture Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Indenture, Section 112.)

Information about the Trustee

An affiliate of U.S. Bank National Association is the trustee under various indentures and ordinances relating to pollution control and industrial revenue development bonds issued by various government bodies, the net proceeds of which have been made available to us.

Book-Entry Only Issuance — The Depository Trust Company

Unless the applicable prospectus supplement states otherwise, the Indenture Securities will be represented by one or more global certificates, or Global Certificates, which will be issued in definitive, fully registered, book-entry form. The Global Certificate will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee pursuant to a FAST Balance Certificate Agreement between DTC and the Trustee. Upon the issuance of the Global Certificates, DTC or its nominee will credit, on its internal system, the principal amount of the individual beneficial interests represented by such Global Certificate to the accounts of persons who have accounts with such depositary. Such accounts initially will be designated by or on behalf of the underwriters. Ownership of beneficial interests in a Global Certificate will be shown on, and transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Indenture Securities represented by such Global Certificate for all purposes under the indenture and the Indenture Securities. No beneficial owner of an interest in a Global Certificate will be able to transfer the interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture.

Payments of the principal of, premium, if any, and interest on, a Global Certificate will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither we, the Trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Certificate, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Certificate as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”. Such payments will be the responsibility of such participants and neither we, the Trustee nor any paying agent will have any responsibility therefor.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of notes. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in the Indenture Securities.

DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Certificate is credited and only in respect of such portion of the aggregate principal amount of the Indenture Securities as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the indenture, DTC will exchange a Global Certificate for certificated notes, which it will distribute to its participants.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants). The rules applicable to DTC and its participants are on file with the SEC.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the Indenture Securities represented by a Global Certificate among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depositary for a Global Certificate and a successor depositary is not appointed by us within 90 days, we will issue certificated notes, in registered form only, in exchange for a Global Certificate.

The information under this caption “—Book-Entry Only Issuance – The Depository Trust Company” concerning DTC and DTC’s book-entry system is based upon information provided by DTC. We have provided the foregoing descriptions of the operations and procedures of DTC solely as a matter of convenience. The operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. You are urged to contact DTC or its participants directly to discuss these matters.

PLAN OF DISTRIBUTION

We may sell the debt securities offered by this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, or through any of these methods of sale. We will describe in the accompanying prospectus supplement the specific plan of distribution, including (i) the identity of any underwriters, dealers or agents and the amount of debt securities underwritten or purchased by them and their compensation, (ii) the initial offering price of the debt securities and the proceeds that we will receive from the sale, and (iii) any securities exchange on which the securities will be listed.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements of Tucson Electric Power Company incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGALITY

Certain legal matters will be passed upon for us by Todd C. Hixon, our Vice President and General Counsel, and by Morgan Lewis & Bockius LLP, New York, New York, our special New York counsel.

$            ,000,000

Tucson Electric Power Company

% Notes due

J.P. Morgan

Mitsubishi UFJ Securities

Scotiabank

US Bancorp

Comerica Securities